      As filed with the Securities and Exchange Commission on June 1, 2000

                                                      Registration No.__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------

                           THE A CONSULTING TEAM, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                             ---------------------

                   New York                           13-3169913
        (State or Other Jurisdiction of            (I.R.S. Employer
        Incorporation or Organization)            Identification No.)

                              200 Park Avenue South
                            New York, New York 10003
                    (Address of Principal Executive Offices)

                              ---------------------

                                  Shmuel BenTov
                             Chief Executive Officer
                           The A Consulting Team, Inc.
                              200 Park Avenue South
                            New York, New York 10003
                                 (212) 979-1010

          (Telephone Number, Including Area Code, of Agent For Service)

                                    Copy to:
                             Rubi Finkelstein, Esq.
                       Orrick, Herrington & Sutcliffe LLP
                                666 Fifth Avenue
                            New York, New York 10103
                   (212) 506-5000 (Phone) (212) 506-5151 (Fax)

   Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

   If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: /X/

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                           CALCULATION OF REGISTRATION FEE

============================= ============= ============= ============= =============
                                              Proposed      Proposed
                                 Amount       Maximum       Maximum
                                 To Be        Offering     Aggregate     Amount of
 Title Of Securities To Be     Registered    Price Per      Offering    Registration
         Registered               (1)         Share(2)      Price(2)        Fee
----------------------------- ------------- ------------- ------------- -------------
Common Stock, $0.01 par        1,999,997
value per share (3)              shares        $6.3125     $12,624,981     $3,333
============================= ============= ============= ============= =============

(1) Pursuant to Rule 416, this registration statement shall be deemed to cover an indeterminate number of additional shares of common stock in the event the number of outstanding shares of The A Consulting Team are increased by stock split, stock divided and/or similar transactions.

(2) Pursuant to Rule 457(c), the proposed maximum offering price per share of common stock and the proposed maximum aggregate offering price have been calculated on the basis of $6.3125 per share, the average of the bid and asked price of the shares of common stock on the Nasdaq National Market on May 30, 2000.

(3) Includes 1,607,142 shares of common stock underlying warrants.

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

================================================================================

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL NOR DOES IT SEEK AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.


                    SUBJECT TO COMPLETION DATED JUNE 1, 2000

PROSPECTUS

                                    1,999,997

                             SHARES OF COMMON STOCK

                           THE A CONSULTING TEAM, INC.


                                -----------------

      The selling security holders identified in this prospectus are offering up to 1,999,997 of our shares of common stock. Our common stock is traded on the Nasdaq National Market under the symbol "TACX." The last reported sale price for our common stock on the Nasdaq National Market on May 30, 2000 was $6.5625 per share.

      We will not receive any proceeds from the sale of shares of common stock by the selling security holders. We are not offering any shares of common stock for sale under this prospectus. See "Selling Security Holders" beginning on page 14 for a list of the selling security holders. See "Plan of Distribution" beginning on page 16 for a description of how the shares of common stock can be sold.


                                -----------------


      Investing in our common stock includes risks. For more information, please see "Risk Factors" beginning on page 7.


                                -----------------


      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                                -----------------


                The date of this prospectus is ____________, 2000

                                TABLE OF CONTENTS

                                                                            PAGE

AVAILABLE INFORMATION........................................................2
INCORPORATED DOCUMENTS.......................................................3
THE COMPANY..................................................................4
RECENT DEVELOPMENTS..........................................................6
RISK FACTORS.................................................................7
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS...........................13
USE OF PROCEEDS.............................................................13
SELLING SECURITY HOLDERS....................................................14
PLAN OF DISTRIBUTION........................................................16
LEGAL MATTERS...............................................................17
EXPERTS.....................................................................17
SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES..............18

      You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. The shares of common stock are not being offered in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate after the date of such document.

                              AVAILABLE INFORMATION

      We are subject to the information reporting requirements of the Securities and Exchange Act of 1934. In accordance with these reporting requirements, we will file reports and other information with the Securities and Exchange Commission. Such reports and other information can be inspected and copied at the Public Reference Room of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 500 West Madison Street, Suite 1400, Chicago, IL 60661-2511 and 7 World Trade Center, 13th Floor, New York, NY 10048, at prescribed rates. The Commission also maintains a web site that contains reports, proxy and information statements and other information regarding registrants, such as ourselves, that file electronically with the Commission. The address of such web site is http://www.sec.gov. You may also obtain information from the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, our shares of common stock are quoted on the Nasdaq National Market System, so our reports and other information can be inspected at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

      We intend to furnish our security holders with annual reports containing additional financial statements and a report thereon by independent certified public accountants prior to each of our annual meetings.

                             INCORPORATED DOCUMENTS

      The Securities and Exchange Commission allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed by us with the Commission. Information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by this prospectus.

      The following documents are incorporated herein by reference:

      (a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 1999 as filed with the Commission on March 29, 2000;
      (b) Our Current Report on Form 8-K filed with the Commission on March 23, 2000;
      (c) Our Definitive Proxy Statement for the Annual Meeting of The A Consulting Team, Inc. on Schedule 14A, dated April 25, 2000;
      (d) Our Quarterly Report on Form 10-Q for the three-month period ended March 31, 2000 as filed with the Commission on May 16, 2000, as amended by our Amendment to our Quarterly Report on Form 10-Q/A for the three-month period ended March 31, 2000 as filed with the Commission on May 22, 2000; and
      (e) The description of our common stock contained in the registration statement under the Exchange Act on Form 8-A as filed with the Commission on August 7, 1997, and including any subsequent amendment or report filed for the purpose of updating such description.

      In addition, all documents we have filed or subsequently file under Sections 13(a), 13(c) 14 or 15(d) of the Exchange Act before the termination of this offering are incorporated by reference.

      We will provide without charge to any person (including any beneficial owner) to whom this prospectus has been delivered, upon the oral or written request of such person a copy of any document incorporated by reference in the registration statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the registration statement incorporates), of which this prospectus forms a part. Such requests should be directed to Frank T. Thoelen, The A Consulting Team, Inc., 200 Park Avenue South, New York, New York 10003. Our telephone number at that location is (212) 979-1010. Our corporate web site address is http://www.tact.com. The information on our web site is not intended to be a part of this prospectus.

                                   THE COMPANY

Introduction

      Since 1983, we have provided IT services and solutions to Fortune 1000 and other large organizations. In 1997, we became a public company, and our common stock is listed on the Nasdaq National Market under the symbol TACX. Headquartered in New York, our growth strategy includes opening Solution BranchesSM in strategic locations throughout the United States. Currently, we have Solution Branches in New York, Clark, NJ, Stamford, CT, Chicago, and Atlanta. Our presence in major metropolitan business centers allows the use of regional resources, ensures face-to-face relationships and accountability with clients, and keeps a finger on the pulse of local market needs. We believe that proven performance and public presence gives clients the confidence to rely on us as a trusted long-term business partner.

Products and Services

      Consulting We are an end-to-end e-Services provider. We deliver e-Services solutions from web strategy and design through web development and integration to web application hosting. Our clients include a broad range of Fortune 1000 companies and other large organizations.

      Our primary focus is helping clients support their new business imperatives by assisting these clients in the transition of their information technologies from traditional mainframe and client/server environments to the Internet and the Web. We offer to our clients the full scope of the web-enabling process, and we provide partial or total solutions - from strategy and design, to development, through conversions and integration, and ending with application hosting and enterprise-scale deployment. We believe that our expertise leverages clients' existing systems and data stores to significant business advantage: we play an integral role in taking clients "from bricks and mortar to clicks and mortar."

      We also provide clients with enterprise-wide information technology consulting, training services and software products. Our solutions cover the entire spectrum of IT needs, including applications, data, and infrastructure. We provide complete project life-cycle services--from application and system design, through development and implementation, to documentation and training. We believe that strategic alliances with leading software vendors ensure that our solutions are dependable and within the mainstream of industry trends. These partnerships allow us to provide a wide variety of business technology solutions such as enterprise reporting applications, data warehousing, systems strategies, data and database conversions, and application development services.

      Software. We market and distribute a number of software products developed by independent software developers. We believe our relationships with over 150 software clients throughout the country provide opportunities for the delivery of additional TACT consulting and training services. The software products offered by us are developed in the United States, England and Finland and marketed primarily through trade shows, direct mail, telemarketing, client presentations and referrals. Our software personnel currently include sales and marketing personnel as well as 24-hour technical support.

      Training. We offer an extensive selection of technical training courses to large organizations at either our Training Center or at a client's site. These courses include classes in client/server and legacy technologies as well as in recent technologies, such as JAVA, ActiveX, Active Server Pages and HTML. In addition, we conduct presentations on specific topics, such as co-existence of legacy and client/server systems, use of legacy mainframe databases as servers, conversion/migration of legacy systems to new architectures and performance monitoring/tuning. We offer end-user training for both off-the-shelf software, such as Microsoft Office and Lotus Notes, and customer specific applications.

Growth Strategy

      Our strategy is to:

      o leverage our existing client base by cross-selling additional information technology consulting services, software products and training services to existing clients;

      o expand our client base in geographic markets where we maintain Solution Branch offices through targeted marketing initiatives, participation in local and national trade shows, user group meetings and conventions, referrals from existing clients and direct mail;

      o increase name recognition and referral potential, reducing travel expenses and attract locally-based, skilled consultants by opening additional Solution Branch offices.

      o acquire companies and organizations that are (i) established in geographic locations into which we are interested in expanding or (ii) have a depth of service offerings that we find attractive.

      Where you can obtain additional information:

                                Executive Office
                              200 Park Avenue South
                            New York, New York 10-003
                            Telephone: (212) 979-1010

                          Website: http://www.tact.com

      The information on our web site is not intended to be a part of this prospectus.

                               RECENT DEVELOPMENTS

      As of March 19, 2000, we entered into an agreement with a group of investors to issue an aggregate of 392,855 shares of our common stock and warrants to purchase an aggregate of 1,607,142 shares of our common stock for an aggregate purchase price of $2,750,000 pursuant to 30-day promissory notes issued by such investors. The warrants consist of sixty day (subsequently extended by an additional 14 days) warrants to purchase an aggregate of 607,142 shares of our common stock at an initial exercise price of $7.00 per share, and two-year warrants to purchase an aggregate of an additional 1,000,000 shares of our common stock, at an initial exercise price of $13.00 per share, in each case subject to certain antidilution provisions. The shares of common stock issued to such investors and the shares of common stock underlying such warrants are being registered by us pursuant to the registration statement of which this prospectus forms a part.

                                  RISK FACTORS

      In this section, we highlight the significant risks associated with our business and operations. Investing in our common stock involves a high degree of risk. You should be able to bear a complete loss of your investment. To understand the level of risk, you should carefully consider the following risk factors, as well as the other information found in this prospectus, when evaluating an investment in the shares.

      We have incurred operating losses from time to time and expect to incur net losses and negative cash flow for the foreseeable future. We incurred net losses of $2,666,636 for the year ended December 31, 1999, due in part to $2,600,000 in expenses attributable to the acquisition of our majority ownership interest in T3 Media and an increase in the number of salaried personnel supporting new Solution Branch offices, and a net loss of $1,451,152 for the three months ended March 31, 2000 for the same reasons. We expect to incur significant operating and capital expenditures and, as a result, we will need to generate significant revenues to achieve and maintain profitability. We cannot guarantee that we will achieve sufficient revenues for profitability. Even if we do achieve profitability, we cannot guarantee that we can sustain or increase profitability on a quarterly or annual basis in the future. If revenues grow slower than we anticipate, or if operating expenses exceed our expectations or cannot be adjusted accordingly, our business, results of operations and financial condition will be materially and adversely affected. Because our strategy includes acquisitions of other businesses and opening additional Solution Branch offices, acquisition expenses, any cash used to make these acquisitions and increased operating expenses will reduce our available cash.

      We may be unable to meet our future capital requirements. We will not receive any of the proceeds of the sale of the shares of common stock offered hereby by the selling shareholders. We anticipate requiring additional financing before September 30, 2000. We may not be able to obtain the financing or obtain it on terms acceptable to us. Without additional financing, we may be forced to delay, scale back or eliminate some or all of our product and services development, marketing and other corporate programs. If we are able to obtain such financing, the terms may contain restrictive covenants that might negatively affect our shares of common stock, such as limitations on payments of dividends or, in the case of a debt financing, reduced earnings due to interest expenses. Any further issuance of equity securities would likely have a dilutive effect on the holders of our shares of common stock. Our business, operating results and financial condition may be materially harmed if revenues do not develop, grow slower than we anticipate, or if operating expenses exceed our expectations or cannot be reduced accordingly, or if we cannot obtain additional financing.

      Client Revenue and Geographic Concentrations. We derive a significant portion of our revenues from a relatively limited number of clients primarily located in the New York/New Jersey metropolitan area of the United States. Adverse economic conditions affecting this region could have an adverse effect on the financial condition of our clients located there, which in turn could adversely impact our business and future growth. Revenues from our ten most significant clients accounted for a majority of our revenues during the year ended December 31, 1999. In each of the last three years, we have had at least one customer who represented at least 10% of our revenues for that year. During the year ended December 31, 1997, our largest customer represented 24% of our revenues. During the year ended December 31, 1998, our three largest customers represented 16%, 15% and 12% of our revenues. During the year ended December 31, 1999, our two largest customers represented 23% and 14% of revenues. During the three months ended March 31, 2000, our two largest customers represented 13% and 11% of revenues. Besides these customers, no other customer represented greater than 10% of our revenues. In any given year, our ten most significant customers may vary based upon specific projects for those clients during that year. There can be no assurance that our significant clients will continue to engage us for additional projects or do so at the same revenue levels. Clients engage us on an assignment-by- assignment basis, and a client can generally terminate an assignment at any time without penalty. The loss of any significant customer could have a material adverse effect on our business, results of operations and financial condition. Our failure develop relationships with new customers could have a material adverse effect on our business, results of operations and financial condition.

      Our projects entail significant risks. Many of our engagements involve projects that are critical to the operations of our clients' businesses and provide benefits that may be difficult to quantify. Our failure or inability to meet a client's expectations in the performance of our services could result in a material adverse change to the client's operations and therefore could give rise to claims against us or damage our reputation, adversely affecting our business, results of operations and financial condition.

      Our business is subject to rapid technological change and is dependent on new solutions. Our success will depend in part on our ability to develop meet client expectations, information technology solutions, including e-commerce solutions, and offer software solutions that keep pace with continuing changes in information technology, evolving industry standards, changing client preferences and a continuing shift to outsourced solutions by clients. We cannot assure you that we will be successful in adequately addressing the outsourcing market or other information technology developments on a timely basis or that, if addressed, we will be successful in the marketplace. We also cannot assure you that products or technologies developed by others will not render our services uncompetitive or obsolete. Our failure to address these developments could have a material adverse effect on our business, results of operations and financial condition.

      We face difficulties typically encountered by development state companies in new and rapidly evolving markets because of our new e-commerce initiative. We recently began to provide e-commerce Web design and Web business planning, strategic planning and marketing strategy consulting services through our majority-owned subsidiary, T3 Media, Inc. We also provide remote application hosting and off-site documentation storage to Web-based companies through a strategic relationship with Always-On, Inc. (formerly LightPC.com, Inc.) Revenues from our e-commerce services constituted 21% of our revenues for the year ended December 31, 1999 and 39% for the three months ended March 31, 2000. An investor purchasing our shares of common stock must therefore consider the risks and difficulties frequently encountered by early stage companies in new and rapidly evolving markets, such as e-commerce. These risks involve our and our subsidiary and strategic partners' abilities to:

      o  create a customer base;

      o respond to changes in a rapidly evolving and unpredictable business environment;

      o  maintain current and develop new strategic relationships;

      o  manage growth;

      o  continue to develop and upgrade technology; and

      o  attract, retain and motivate qualified personnel.

      We cannot assure you that any products or services developed by us, our subsidiary or our strategic partners will achieve market acceptance.

      Our ability to maintain billing margins is uncertain. We derive revenues primarily from the hourly billing of our consultants' services and, to a lesser extent, from fixed-price projects. Our most significant cost is project personnel cost, which consists of consultant salaries and benefits. Thus, our financial performance is primarily based upon billing margin (billable hourly rate less the consultant's hourly cost) and personnel utilization rates (number of days worked by a consultant during a two-week billing cycle divided by the number of billing days in that cycle). To date, we have been able to maintain our billing margins by offsetting increases in employee salaries with increases in our hourly rates. There can be no assurance, however, that our revenues will continue to be billed primarily on a time and materials basis or that we will be able to continue to pass along increases in our cost of services to our clients.

      We may have difficulty managing our growth. Our expansion is dependent upon, among other things,

      o our ability to hire and retain consultants as employees or independent consultants,

      o our ability to identify suitable new geographic markets with sufficient demand for our services, hire and retain skilled management, marketing, customer service and other personnel, and successfully manage growth, including monitoring operations, controlling costs and maintaining effective quality and service controls, and

      o if we consummate additional acquisitions, our ability to successfully and profitably integrate any acquired businesses into our operations.

      If our management is unable to manage growth or new employees or consultants are unable to achieve anticipated performance levels, our business, results of operations and financial condition could be materially adversely affected.

      We rely on key executives. Our success is highly dependent upon the efforts and abilities of our executive officers, particularly Shmuel BenTov, our Chief Executive Officer and President. In addition, we are dependent upon the services of Frank T. Thoelen, our Chief Financial Officer. Although Mr. BenTov and Mr. Thoelen have entered into employment agreements containing noncompetition, nondisclosure and nonsolicitation covenants, these contracts do not guarantee that these individuals will continue their employment with us. The loss of the services of either of these key executives for any reason could have a material adverse effect upon our business, results of operations and financial condition. In August, 1999, Mr. BenTov's employment agreement was renewed for an additional term that terminates December 31, 2001. Mr. Thoelen's employment contract is renewable in June, 2000.

      Our quarterly results of operations are variable. Variations in our revenues and results of operations occur from time to time as a result of a number of factors, such as the timing of new Solution Branch openings, the size and significance of client engagements commenced and completed during a quarter, the number of business days in a quarter, consultant hiring and utilization rates and the timing of corporate expenditures. The timing of revenues is difficult to forecast because our sales cycle can be relatively long and may depend on such factors as the size and scope of assignments and general economic conditions. A variation in the number of client assignments or the timing of the initiation or the completion of client assignments, particularly at or near the end of any quarter, can cause significant variations in results of operations from quarter to quarter and can result in losses to us. In addition, our engagements generally are terminable by the client at any time without penalty. Although the number of consultants can be adjusted to correspond to the number of active projects, we must maintain a sufficient number of senior consultants to oversee existing client projects and to assist with our sales force in securing new client assignments. An unexpected reduction in the number of assignments could result in excess capacity of consultants and increased selling, general and administrative expenses as a percentage of revenues. We have also experienced, and may in the future experience, significant fluctuations in the quarterly results of our software sales as a result of the variable size and timing of individual license transactions, competitive conditions in the industry, changes in customer budgets, and the timing of the introduction of new products or product enhancements. In the event that our results of operations for any period are below the expectation of market analysts and investors, the market price of our shares of common stock could be adversely affected.

      Our President and Chief Executive Officer currently owns more than 50% of our shares of common stock; his interests may conflict with yours. Shmuel BenTov, our President and Chief Executive Officer, beneficially owns 59.4% of shares of common stock. Mr. BenTov would be able to control the outcome of any matter requiring shareholder approval.

      We have anti-takeover provisions that could prevent an acquisition of our business at a premium price. Some of the provisions of our certificate of incorporation could discourage, delay or prevent an acquisition of our company at a premium price or at all. For example, these provisions authorize the issuance of preferred stock in one or more series. Moreover, Section 912 of the New York Business Corporation Law prohibits a domestic corporation from engaging in a business combination with an interested shareholder (defined as the beneficial owner of 20% or more of the stock of the corporation) for a period of five years from the time the shareholder acquired the stock unless certain conditions are met. These provisions are intended to encourage any person interested in acquiring our company to negotiate with and obtain the approval of our board of directors in connection with the transaction.

      Our common stock price may fluctuate, which may make it difficult to resell your shares of common stock at attractive prices. The market price of our common stock may be highly volatile. The market prices of securities of other technology-based companies currently are highly volatile. Factors that could cause volatility in our ordinary share price include:

      o  fluctuations in our quarterly operating results;

      o deviations in our results of operations from the estimates of securities analysts;

      o changes in the market valuations of other technology companies and stock market price and volume fluctuations generally;

      o economic conditions specific to the information technology and e-commerce industries;

      o announcements by us or our competitors relating to new services or technologies, significant acquisitions, strategic relationships, joint ventures or capital commitments;

      o  regulatory developments; and

      o  additions or departures of our key personnel.

      Sales of shares eligible for future sale could impair our stock price. As of May 26, 2000, there were 5,877,855 of our shares of common stock outstanding, of which 392,855 were restricted securities as that term is defined by Rule 144 under the Securities Act of 1933, including the 392,855 outstanding shares of common stock registered in this offering. Such shares will be eligible for public sale only if registered under the Securities Act or sold in accordance with Rule 144. The market price of our common stock could drop due to the sale of a large number of our shares of common stock, such as the shares of common stock sold under this prospectus or under Rule 144, or the perception that these sales could occur. These factors could also make it more difficult for us to raise funds through future offerings of shares of common stock.

      Competition. The market for information technology services includes a large number of competitors, is subject to rapid change and is highly competitive. Our primary competitors include participants from a variety of market segments, including consulting divisions of the "Big Five" accounting firms, interactive advertising agencies, web development companies, systems consulting and implementation firms, application software firms and management consulting firms. Many of these competitors have significantly greater financial, technical and marketing resources and greater name recognition than we do. In addition, we compete with our clients' internal resources, particularly when these resources represent a fixed cost to the client. In the future, such competition may impose additional pricing pressures on us. We cannot assure you that we will compete successfully with our existing competitors or with any new competitors.

      Intellectual Property Rights. Our business includes the development of custom software applications in connection with specific client engagements. Ownership of such software is generally assigned to the client. We rely upon a combination of nondisclosure and other contractual arrangements and trade secret, copyright and trademark laws to protect its proprietary rights and the proprietary rights of third parties from whom we license intellectual property. We enter into confidentiality agreements with our employees and limit distribution of proprietary information. However, we cannot assure you that the steps taken by us in this regard will be adequate to deter misappropriation of proprietary information or that we will be able to detect unauthorized use and take appropriate steps to enforce our intellectual property rights. We are subject to the risk of litigation alleging infringement of third-party intellectual property rights. Any such claims could require us to spend significant sums in litigation, pay damages, develop non-infringing intellectual property or acquire licenses to the intellectual property which is the subject of the asserted infringement. In addition, we are aware of other users of the term "TACT" and combinations including "A Consulting," which users may be able to restrict our ability to establish or protect our right to use these terms. We have in the past been contacted by other users of the term "TACT" alleging rights to the term. We have completed filings with the U.S. Patent and Trademark Office in order to protect certain marks, including "TACT" and "The A Consulting Team." Our inability or failure to establish rights to these terms or protect our rights may have a material adverse effect on our business, results of operations and financial condition.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      This prospectus, and the other reports we have filed from time to time with the Securities and Exchange Commission, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements deal with our current plans, intentions, beliefs, expectations and statements of future economic performance. Statements containing terms like "believes," "does not believe," "plans," "expects," "intends," "estimates," "anticipates," and other phrases of similar meaning are considered to imply uncertainty and are forward-looking statements.

      Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from what is currently anticipated. We make cautionary statements throughout this prospectus, including under "Risk Factors." You should read these cautionary statements as being applicable to all related forward-looking statements wherever they appear in this prospectus, the materials referred to in this prospectus, the materials incorporated by reference into this prospectus and our press releases.

      We cannot guarantee our future results, levels of activity, performance or achievements. Neither we nor any other person assumes responsibility for the accuracy and completeness of these statements.

      We are under no duty to update any of the forward-looking statements after the date of this prospectus.


                                 USE OF PROCEEDS

      We will not receive any of the proceeds from the sale of shares of common stock by the selling security holders.

                            SELLING SECURITY HOLDERS

      Our shares of common stock to which this prospectus relates are being registered for resales by the selling security holders.

      The selling security holders may resell all, a portion or none of such shares of common stock from time to time. The table below sets forth with respect to each selling security holder, based upon information available to us as of May 26, 2000, the number of shares of common stock beneficially owned, the number of shares of common stock registered by this prospectus and the number and percent of outstanding shares of common stock that will be owned after the sale of the registered shares of common stock assuming the sale of all of the registered shares of common stock.

                                        Shares Beneficially                                 Shares Beneficially
                                            Owned Before                                        Owned After
                                        the Offering (1) (2)                                the Offering(1) (3)
                                     ----------------------------                       ----------------------------
                                       Shares          Percent        Shares Offered        Shares        Percent
                                     -------------  -------------  -------------------  -------------  -------------

Arison Investments Ltd.(4)              735,292         11.2%             735,292              0               0
Yossi Vardi(5)                          542,856          8.8              542,856              0               0
DS Polaris Group(6)                     346,639          5.6              346,639              0               0
SFK Group(7)                            346,639          5.6              346,639              0               0
Rita Folger(8)                           28,571           *                28,571              0               0

---------------------

*     Less than 1%

(1) As used in this table, "beneficial ownership" means the sole or shared voting and investment power of shares of common stock. Unless otherwise indicated, each selling security holder listed below has sole voting and investment power with respect to the shares of common stock indicated as beneficially owned thereby. A person is deemed to have "beneficial ownership" of any shares of common stock that such person has a right to acquire within sixty days of the date of this prospectus. In accordance with Rule 13d-3 of the Exchange Act, any shares of common stock that any selling security holder has the right to acquire within sixty days of the date of this prospectus are deemed to be outstanding for the purpose of computing the beneficial ownership percentage of such selling security holder, but have not been deemed outstanding for the purpose of computing the percentage for any other selling security holder.

(2) These shares of common stock include up to an aggregate of 1,607,142 shares of common stock which may be acquired by the selling security holders within sixty days of the date of this prospectus upon the exercise of warrants granted by us.

(3) With respect to the selling security holders, it has been assumed that all shares of common stock so offered will be sold.

(4)   Includes 699,578 shares of common stock underlying warrants.

(5)   Includes 271,428 shares of common stock underlying warrants.

(6)   Includes 310,925 shares of common stock underlying warrants.

(7)   Includes 310,925 shares of common stock underlying warrants.

(8)   Includes 14,286 shares of common stock underlying warrants.

      The information provided in the table above with respect to the selling security holders has been obtained from such selling security holders.

      Except as otherwise disclosed above or in documents incorporated herein by reference, the selling security holders have not within the past three years had any position, office or other material relationship with our company. Because the selling security holders may sell all or some portion of the shares of common stock beneficially owned by them, only an estimate (assuming the selling security holders sells all of the shares offered hereby) can be given as to the number of shares of common stock that will be beneficially owned by the selling security holders after this offering. In addition, the selling security holders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the dates on which they provided the information regarding the shares of common stock beneficially owned by them, all or a portion of the shares of common stock beneficially owned by them in transactions exempt from the registration requirements of the Securities Act.

                              PLAN OF DISTRIBUTION

      This prospectus covers the sale of shares of common stock by the selling security holders. As used herein, "selling security holders" include donees, pledgees, transferees or other successors in interest selling shares of common stock received from a selling security holder after the date of this prospectus as a gift, pledge, partnership distribution or other non-sale related transfer. Any distribution of any such securities by the selling security holders in interest may be effected from time to time in one or more of the following transactions:

      o to underwriters who will acquire securities for their own account and resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale (any public offering price and any discount or concessions allowed or reallowed or paid to dealers may change from time to time);

      o through brokers, acting as principal or agent, in transactions (which may involve block transactions) on the Nasdaq National Market or on such other market or exchange on which the securities are then listed, in special offerings, exchange distributions pursuant to the rules of the applicable exchanges or in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices;

      o directly or through brokers or agents in private sales at negotiated prices;

      o through put or call options transactions relating to the shares of common stock or through short sales of shares of common stock at market prices prevailing at the time of sale or at negotiated prices; or

      o  by any other legally available means.

      We will not receive any proceeds from the sale of the shares of common stock. The aggregate proceeds to the selling security holders from the securities offered hereby will be the offering price less applicable commissions or discounts, if any. We do not know if the selling security holders will sell any of the securities offered hereby or transfer, devise or gift securities by other means not described in this prospectus.

      The selling security holders and such underwriters, brokers, dealers or agents, upon effecting a sale of securities, may be considered "underwriters" as that term is defined in the Securities Act. The selling security holders will be subject to the prospectus delivery requirements because the selling security holders may be deemed to be "underwriters" within meaning of Section 2(a)(11) of the Securities Act. Sales effected through agents, brokers or dealers will ordinarily involve payment of customary brokerage commissions although some brokers or dealers may purchase such securities as agents for others or as principals for their own account. The selling security holders will pay any sales commissions or similar selling expenses applicable to the sale of shares of common stock. A portion of any proceeds of sales and discounts, commissions or other sellers' compensation may be deemed to be underwriting compensation for purposes of the Securities Act.

      Selling security holders also may resell all or a portion of the shares of common stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such rule.

      Pursuant to applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the securities offered hereby may not simultaneously engage in market activities for the shares of common stock for a period of five business days prior to the commencement of such distribution. In addition, each selling security holder and any other person who participates in a distribution of the securities will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which provisions may limit the timing of purchases and may affect the marketability of the securities and the ability of any person to engage in market activities for the shares of common stock.

      At the time a particular offering of securities is made, to the extent required, a prospectus supplement will be distributed which will set forth the number of securities being offered and the terms of the offering, including the purchase price or the public offering price, the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriters for securities purchased from the selling security holders, any discounts, commissions and other items constituting compensation from the selling security holders and any discounts, commissions or concessions allowed or reallowed or paid to dealers. In addition, we will file a supplement to this prospectus upon a selling security holder notifying us that a donee, pledgee, transferee or other successor-in-interest intends to sell more than 500 shares.

      In order to comply with the securities laws of certain states, if applicable, the securities will be sold in such jurisdictions, if required, only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless the securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and the conditions of such exemption have been satisfied.

      We have agreed that we will bear all costs, expenses and fees in connection with the registration or qualification of the shares of common stock under federal and state securities laws. We and each selling security holder have agreed to indemnify each other and certain other persons against certain liabilities in connection with the offering of the securities, including liabilities arising under the Securities Act.

                                  LEGAL MATTERS

      The validity of the shares of common stock offered hereby will be passed upon for The A Consulting Team by Orrick, Herrington & Sutcliffe, LLP.

                                     EXPERTS

      Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 1999, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

         SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

================================================================================









                                    1,999,997

                             SHARES OF COMMON STOCK

                           THE A CONSULTING TEAM, INC.






                                ----------------

                                   PROSPECTUS

                                 ---------------






                             [_______________], 2000












================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

      The following are the estimated expenses expected to be incurred by The A Consulting Team, Inc. (on behalf of itself and the selling security holders) in connection with this offering.

              Nature of Fees and Expenses             Amount to be
              ---------------------------             ------------
                                                          Paid
                                                          ----

              SEC Registration Fee..................    $  3,333
              Legal Fees, Accounting Fees and           $ 30,000
              Expenses..............................
              Printing Expenses.....................    $  5,000
              Miscellaneous.........................    $  5,000
                                                        --------
                    Total...........................    $ 43,000
                                                        ========

Item 15.  Indemnification of Directors and Officers

      Section 722 of the New York Business Corporation Law ("NYBCL") permits, in general, a New York corporation to indemnify any person made, or threatened to be made, a party to an action or proceeding by reason of the fact that he or she was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against any judgment, fines and amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such person acted in good faith, for a purpose he or she reasonably believed to be in, or, in the case of service for another entity, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition had no reasonable cause to believe that his or her conduct was unlawful. Section 723 of the NYBCL permits the corporation to pay in advance of a final disposition of such action or proceeding the expenses incurred in defending such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount as, and to the extent, required by statute. Section 721 of the NYBCL provides that indemnification and advancement of expense provisions contained in the NYBCL shall not be deemed exclusive of any rights to which a director or officer seeking indemnification or advancement of expenses may be entitled, provided no indemnification may be made on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active or deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

      Article Seventh of The A Consulting Team's Certificate of Incorporation provides, in general, that The A Consulting Team may indemnify and advance expenses to any person whom it has the power to indemnify to the fullest extent permitted by law, and, to the extent consistent therewith, shall indemnify or advance expenses to any such person to the fullest extent required by or pursuant to any by-law of The A Consulting Team, agreement, resolution of directors, resolution of shareholders, directors' or officers' liability insurance policies or any other form of indemnification agreement. Article Seventh of the Certificate of Incorporation also provides that to the fullest extent permitted by law, directors of The A Consulting Team shall not be liable to The A Consulting Team or its shareholders for damages for any breach of duty in their capacity as directors.

Item 16.  Exhibits.

Exhibit
Number      Name
------      ----

   4.1      Specimen Common Stock Certificate1

   4.2 Stock Purchase Agreement dated as of March 19, 2000 among The A Consulting Team and the various parties thereto

   4.3      Form of 60 Day Warrant

   4.4      Form of Two Year Warrant

   5.1      Opinion of Orrick, Herrington & Sutcliffe, LLP

   23.1     Consent of Ernst & Young LLP

   23.2     Consent of Orrick, Herrington & Sutcliffe, LLP (included in
            Exhibit 5.1)

   24.1     Power of Attorney (included on signature page)

---------------
1/ Previously filed with the Commission on June 13, 1997 as part of The A
   Consulting Team's Registration Statement (File No. 333-29233) on Form SB-2 and incorporated by reference herein.

Item 17.  Undertakings

      (a)   The undersigned The A Consulting Team hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule

424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set for the in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or provided to the Commission by The A Consulting Team pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned The A Consulting Team hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of The A Consulting Team's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) The undersigned The A consulting Team hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

      (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of The A Consulting Team pursuant to the foregoing provisions, or otherwise, The A Consulting Team has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by The A Consulting Team of expenses incurred or paid by a director, officer or controlling person of The A Consulting Team in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, The A Consulting Team will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, The A Consulting Team certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 30, 2000.

                                       The A Consulting Team, Inc.

                                       By:   /s/ Shmuel BenTov
                                             -----------------------------------
                                             Shmuel BenTov
                                             President and Chief Executive
                                             Officer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Shmuel BenTov his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto,(ii) act on, sign and file with the Securities and Exchange Commission any registration statement relating to this Offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, (iii) act on, sign and file with the Securities and Exchange Commission any exhibits to such registration statement or pre-effective or post-effective amendments, (iv) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection there with, (v) act on and file any supplement to any prospectus included in this registration statement or any such amendment and (vi) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done (including any prospectus included in this registration statement), as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact, any of them or any of his, her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

                 Signature                                Title of Capacities                             Date
                 ---------                                -------------------                             ----
                                                President, Chief Executive Officer and                May 30, 2000
/s/ Shmuel BenTov                                 Chairman of the Board of Directors
------------------------------------------
Shmuel BenTov

/s/ Frank T. Thoelen                             Chief Financial Officer and Director                 May 30, 2000
------------------------------------------
Frank T. Thoelen

/s/ Reuven Battat                                              Director                               May 30, 2000
------------------------------------------
Reuven Battat

/s/ Steven Mukamal                                             Director                               May 30, 2000
------------------------------------------
Steven Mukamal

                                  EXHIBIT INDEX

Exhibit
Number      Name
------      ----

   4.1      Specimen Common Stock Certificate

   4.2 Stock Purchase Agreement dated as of March 19, 2000 among The A Consulting Team and the various parties thereto

   4.3      Form of 60 Day Warrant

   4.4      Form of Two Year Warrant

   5.1      Opinion of Orrick, Herrington & Sutcliffe, LLP

   23.1     Consent of Ernst & Young LLP

   23.2     Consent of Orrick, Herrington & Sutcliffe, LLP (included in
            Exhibit 5.1)

   24.1     Power of Attorney (included on signature page)

-----------------------
1/ Previously filed with the Commission on June 13, 1997 as part of The A
   Consulting Team's Registration Statement (File No. 333-29233) on Form SB-2 and incorporated by reference herein.